
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited condensed consolidated financial statements of
T. Rowe Price Realty Income Fund II, America's
Sales-Commission-Free Real Estate Limited Partnership included in the accompanying Form 10-K for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000787493
<NAME> T. ROWE PRICE REALTY INCOME FUND II, AMERICA'S SALES
COMMISS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       3,667,000
<SECURITIES>                                         0
<RECEIVABLES>                                  184,000
<ALLOWANCES>                                    22,000
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      42,655,000
<DEPRECIATION>                               6,625,000
<TOTAL-ASSETS>                              40,192,000
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  38,986,000<F2>
<TOTAL-LIABILITY-AND-EQUITY>                40,192,000
<SALES>                                              0
<TOTAL-REVENUES>                             6,189,000
<CGS>                                                0
<TOTAL-COSTS>                                7,608,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (720,000)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (720,000)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (720,000)
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0

<F1>Not contained in registrant's unclassified balance sheet.
<F2>Partners' capital.
<F3>Not applicable.  Net income per limited partnership unit is
($8.48).
